EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-181215 and Form S-8 Nos. 333-173535 and 333-182408) of Tranzyme, Inc. and in the related Prospectus of our report dated March 28, 2013, with respect to the consolidated financial statements of Tranzyme, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 28, 2013